W  Webb & Company, P.A.
   ------------------------------
C  Certified Public Accountants

                          INDEPENDENT AUDITORS'CONSENT



We hereby consent to the use in this Registration Statement on Form SB-2/A of our report dated October 20, 2003, relating to the consolidated financial statements of King Capital, LLC and to the reference to our firm under the caption "Experts" in the Registration Statement.




/s/ WEBB & COMPANY, P.A.
------------------------------------------
WEBB & COMPANY, P.A.

Boynton Beach, Florida
December 31, 2003




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                  1525 Arezzo Circle * Boynton Beach, FL 33436
                 Telephone (561) 725-1721 * Fax: (561) 735-7679
                                www.cpawebb.com